Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating Revenues:
Electric	$1,274	$1,250	$2,376	$2,393
Gas	153	151	485	564
Total operating revenues	1,427	1,401	2,861	2,957
Operating Expenses:
Fuel	166	205	369	411
Purchased power	135	101	273	240
Gas purchased for resale	41	46	193	282
Other operations and maintenance	435	427	835	828
Provision for Callaway construction and operating license	—	69	—	69
Depreciation and amortization	210	200	417	393
Taxes other than income taxes	115	116	229	241
Total operating expenses	1,102	1,164	2,316	2,464
Operating Income	325	237	545	493
Other Income and Expense:
Miscellaneous income	16	16	36	35
Miscellaneous expense	6	6	13	17
Total other income	10	10	23	18
Interest Charges	95	89	190	177
Income Before Income Taxes	240	158	378	334
Income Taxes	92	59	123	125
Income from Continuing Operations	148	99	255	209
Income from Discontinued Operations, Net of Taxes	—	52	—	52
Net Income	148	151	255	261
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	1	1	3	3
Net Income Attributable to Ameren Common Shareholders:
Continuing Operations	147	98	252	206
Discontinued Operations	—	52	—	52
Net Income Attributable to Ameren Common Shareholders	$147	$150	$252	$258
Earnings per Common Share – Basic and Diluted:
Continuing Operations	$0.61	$0.40	$1.04	$0.85
Discontinued Operations	—	0.21	—	0.21
Earnings per Common Share – Basic and Diluted	$0.61	$0.61	$1.04	$1.06

Average Common Shares Outstanding – Basic	242.6	242.6	242.6	242.6

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$13	$292
Accounts receivable - trade (less allowance for doubtful accounts)	445	388
Unbilled revenue	328	239
Miscellaneous accounts receivable	65	98
Materials and supplies	515	538
Current regulatory assets	146	260
Other current assets	68	88
Assets of discontinued operations	14	14
Total current assets	1,594	1,917
Property and Plant, Net	19,324	18,799
Investments and Other Assets:
Nuclear decommissioning trust fund	582	556
Goodwill	411	411
Regulatory assets	1,330	1,382
Other assets	552	575
Total investments and other assets	2,875	2,924
TOTAL ASSETS	$23,793	$23,640
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$431	$395
Short-term debt	778	301
Accounts and wages payable	499	777
Taxes accrued	124	43
Interest accrued	102	89
Customer deposits	100	100
Current regulatory liabilities	99	80
Other current liabilities	270	279
Liabilities of discontinued operations	27	29
Total current liabilities	2,430	2,093
Long-term Debt, Net	6,605	6,880
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	4,028	3,885
Accumulated deferred investment tax credits	57	60
Regulatory liabilities	1,953	1,905
Asset retirement obligations	629	618
Pension and other postretirement benefits	537	580
Other deferred credits and liabilities	490	531
Total deferred credits and other liabilities	7,694	7,579
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,545	5,616
Retained earnings	1,376	1,331
Accumulated other comprehensive loss	(1)	(3)
Total Ameren Corporation shareholders’ equity	6,922	6,946
Noncontrolling Interests	142	142
Total equity	7,064	7,088
TOTAL LIABILITIES AND EQUITY	$23,793	$23,640

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2016	2015
Cash Flows From Operating Activities:
Net income	$255	$261
(Income) from discontinued operations, net of taxes	—	(52)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for Callaway construction and operating license	—	69
Depreciation and amortization	419	387
Amortization of nuclear fuel	38	47
Amortization of debt issuance costs and premium/discounts	11	11
Deferred income taxes and investment tax credits, net	134	116
Allowance for equity funds used during construction	(13)	(11)
Share-based compensation costs	12	14
Other	(7)	(13)
Changes in assets and liabilities	(84)	(47)
Net cash provided by operating activities – continuing operations	765	782
Net cash used in operating activities – discontinued operations	(2)	(1)
Net cash provided by operating activities	763	781
Cash Flows From Investing Activities:
Capital expenditures	(1,000)	(846)
Nuclear fuel expenditures	(24)	(28)
Purchases of securities – nuclear decommissioning trust fund	(201)	(117)
Sales and maturities of securities – nuclear decommissioning trust fund	192	110
Proceeds from note receivable – Illinois Power Marketing Company	—	10
Contributions to note receivable – Illinois Power Marketing Company	—	(7)
Other	(2)	3
Net cash used in investing activities – continuing operations	(1,035)	(875)
Net cash used in investing activities – discontinued operations	—	—
Net cash used in investing activities	(1,035)	(875)
Cash Flows From Financing Activities:
Dividends on common stock	(206)	(199)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	477	172
Maturities of long-term debt	(389)	(114)
Issuances of long-term debt	149	249
Employee payroll taxes related to share-based payments	(32)	(12)
Capital issuance costs	(1)	(2)
Other	(2)	—
Net cash provided by (used in) financing activities – continuing operations	(7)	91
Net change in cash and cash equivalents	(279)	(3)
Cash and cash equivalents at beginning of year	292	5
Cash and cash equivalents at end of period	$13	$2